Exhibit B-205



                                                                        Form 245

Corrs Chambers  Westgarth.  (LB19)
ATTN:  COMPANY  CLERKS
BOURKE PLACE 3RD FL
600 BOURKE ST
MELBOURNE VIC 3000

Certificate of  Registrationon
Change of Name

Corporations Law Sub-section 171 (12)

This is to certify that

EI AUSTRALIA SERVICES PTY LTD

Australian Company Number 071 514 255

did on the fourteenth day of October 1996 change its name to

GPU INTERNATIONAL AUSTRALIA PTY LTD

Australian Company Number 071 514 255

The company is a proprietary company.

The company is limited by shares.

The company is registered under the Corporations Law of Victoria and the date of commencement of registration is the twentieth day of October, 1995.




                              Given under the seal of the
                              Australian  Securities Commission
                              on  this  fourteenth  day of  October, 1996.




                              Alan Cameron
                              Chairman